STOCK EXCHANGE AGREEMENT

            This Stock Exchange Agreement (the "AGREEMENT") dated as of the 12th day of August, 1998, is by and amongst HLHK World GROUP, INC., a Nevada corporation (hereinafter referred to as "Buyer"), MICHAEL MUZIO and those shareholders identified on the attached Exhibit A (hereinafter referred to as the "Shareholders") and TrimFast Inc. a Florida corporation, (hereinafter referred to as the "Company"). The Shareholders and the Company may jointly be referred to as "Seller".

            WHEREAS, the respective Board of Directors of Buyer and the Company deem the acquisition by Buyer of all of the issued and outstanding capital stock of the Company on the terms set forth in this Agreement to be desirable, generally to the welfare and advantage of each, and in the best interests of the shareholders of each;

            NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants herein contained, and for the purpose of prescribing the terms and conditions of such acquisition, the mode of carrying it into effect, and such other details and provisions as are necessary or desirable, the parties hereto hereby represent, warrant, covenant and agree as follows:

                                    ARTICLE I

                                PLAN OF AGREEMENT

            1.01 Number of Shares. Subject to the further conditions of this Agreement and the truth of the representations and warranties provided herein, the Shareholders agrees to transfer to Buyer at the Closing a total of _______________ shares of common stock (the "Shares"), said Shares representing all of the issued and outstanding shares of common stock of the Company owned by the Shareholders duly endorsed for transfer in exchange for a total of 13,466,248 shares of the $.001 par value common stock of the Buyer. (Each of the shareholders will receive ___ shares of the Buyer for each and every share of common stock owned by them in the Company. The shares of the Buyer to be issued to the Shareholders will be restricted securities as that term is defined under the Securities Act of 1933, as amended.

            Notwithstanding the foregoing, any shares to be issued to Muzio will be subject to the following terms and conditions. At Closing, Muzio will receive a total of 9,750,000 million shares free and clear of all liens or encumbrances except for the restriction on transfer under Rule 144. The remaining shares will be held in Escrow, by Jeffrey Klein P.A. subject to the following terms and conditions:

      On or before December 31, 1999, TrimFast must provide the Buyer with audited financial statements indicating a net worth (assets less liabilities) of at least $2 million. Upon presentation to the Escrow Agent of financial statements indicating a net worth of $2 million, Escrow Agent shall release the remaining shares of common stock to Muzio. If Muzio does not provide the required audited financial statements to the Escrow Agent by March 15, 2000, on Notice to the Escrow Agent, Escrow Agent shall deliver the escrowed shares to the Company and the Company shall then deliver the escrowed shares to the transfer agent for cancellation.

      During such time as the escrowed shares are held by the Escrow Agent, all rights, title and interest to the Shares shall be vested with Muzio except that Muzio shall be prohibited from assigning, encumbering or hypothecating any of the escrowed shares.

                                   ARTICLE II

          REPRESENTATIONS AND WARRANTIES OF Company AND THE SHAREHOLDER

      The Company and Michael Muzio, the principal shareholder of TRIMFAST, Inc., represent and warrant to Buyer that:

            2.01 Incorporation, Common Stock, Etc. Company is a corporation duly organized and existing in good standing under the laws of the State of Florida. Attached hereto as Exhibit 2.01 is the Company's good standing certificate. Company has full corporate power and authority to carry on its business as it is now being conducted and to own and operate its assets, businesses and properties. Company has authorized capital stock consisting of _____________ shares of Common Stock, par value ____________ per share, of which ___________ shares are issued and outstanding. There are and at the Closing will be no outstanding subscriptions, options, warrants, convertible securities, calls, commitments or agreements calling for or requiring issuance or transfer, sale or other disposition of any shares of capital stock of the Company or calling for or requiring the issuance of any securities or rights convertible into or exchangeable (including on a contingent basis) for shares of capital stock. All of the outstanding shares of the Company are duly authorized, validly issued, fully paid and non-assessable. There are no dividends due, to be paid or are in arrears with respect to any of the capital stock of Company.

            2.02 Company Financial Statements. Attached hereto as Schedule 2.02 are the most recent financial statements for the Company dated June 30, 1998. The Company Balance Sheet and Income Statement present fairly the financial position of the Company as of the dates set forth in the financial statements. The Balance Sheet has been prepared in conformity with generally accepted accounting principles. There has been no material change in the financial condition of the Company since the date of the financial statements. All liabilities of the Company are set forth in the financial statements and there are no undisclosed liabilities of any kind or nature.

      The Company further agrees to provide the Buyer within 60 days of closing with certified financial statements in conformity with Securities and Exchange Commission reporting requirements. If the Company is unable to provide the required certified financial statements or, the certified financial statements reflect a material change in the financial condition of the Company (defined as a change of more than 30% of the assets or Net Worth from that which was represented in the June 30, 1998 financial statements, then in that event the Buyer may, in its sole and absolute discretion and in addition to any remedies available at law, rescind this Agreement.

            2.03 Litigation. There are no actions, suits, proceedings, or investigations pending or, to the best of its knowledge, threatened or contemplated against Company at law or in equity, before any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign. The Company is not subject to any outstanding judgments or operating under or subject to or in default with respect to any order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign.

            2.04 Compliance with Laws. The Company has complied in all material respects with all laws, regulations, orders, domestic and foreign, and neither the present uses by Company of its properties nor the conduct of its business violate any such laws, regulations, orders or requirements, and except as set forth in Schedule 2.04 (if applicable) the Company has not received any notice of any claim or assertion that it is not so in compliance. In addition, the sale by the

Company of its vitamins and food supplements are in compliance with all applicable state and federal guidelines and that the Company has obtained any required Federal Drug Administration approvals.

            2.05 Indebtedness. Except as set forth in the Company Balance Sheet, Company has not executed any instruments, entered into any agreements or arrangements pursuant to which the Company has borrowed any money, incurred or guaranteed any indebtedness or established any line of credit which represents a liability of the Company as of the date thereof.

            2.06 No Material Adverse Change. Since the Company Balance Sheet Date, there has not been any material adverse change in the condition, financial or otherwise, of the Company or in its business taken as a whole; nor has there been any material transaction entered into by the Company. The Company has not incurred any material obligations, contingent or otherwise except for legal and accounting fees and expenses in connection with the transactions contemplated by this Agreement. There has not been any damage, destruction or loss, whether or not covered by insurance adversely affecting the Company's business, property or assets; nor has the Company (a) created or incurred any indebtedness; (b) issued, sold, purchased, redeemed or granted any shares of Company Common Stock or any other securities of Company or any options, warrants or other rights to purchase any shares of Company Common Stock except as between and amongst its current shareholders; (c) amended its Certificate of Incorporation or bylaws,
(d) paid any obligation or liability other than obligations or liabilities reflected in its Balance Sheet dated as of the Company Balance Sheet Date or incurred any liabilities except for legal and accounting fees and disbursements incurred in the ordinary course of business or in connection with this Agreement and the transactions contemplated hereby.

            2.07 No Defaults. Neither the execution nor delivery of this Agreement nor the consummation of the contemplated transaction are events which, of themselves or with the giving of notice or passage of time or both, could constitute a violation of or conflict with or result in any breach of or default under the terms, conditions or provisions of any judgment, law or regulation or of the Company's Certificate of Incorporation or Bylaws, or of any agreement or instrument to which Company is a party or by which it is bound; or could result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever on the property or assets of Company; and no consent of any third party except as expressly contemplated herein is required for the consummation of this Agreement by Company.

            2.08 Corporate Action of Company. The Board of Directors of the Company has duly authorized the execution and delivery of this Agreement. Subject to the approval of the stockholders of the Company as provided herein, this Agreement constitutes a valid, legal and binding agreement of Company and is enforceable in accordance with its terms.

            2.09 Liabilities. As of the Company Balance Sheet Date, the Company has incurred no other liabilities except in the ordinary course of business.

            2.10 Taxes. Except as set forth on Schedule 2.10, all federal, state, and local tax returns, reports and declarations of estimated tax or estimated tax deposit forms required to be filed by Company have been duly filed; the Company has paid all taxes which have become due pursuant to such returns or pursuant to any assessment received by it, and has paid all installments of estimated taxes due; and all taxes, levies and other assessments which Company is required by law to withhold or to collect have been duly withheld and collected and have been paid over to the proper governmental authorities. Company has no knowledge of any tax deficiency which has been or might be asserted against Company which would materially and adversely affect the business or operations of Company. At Closing, the Company shall provide Buyer with copies of all tax returns, of any kind or nature, filed by Company, together with all accounting information.

            2.11 Title to Property; Leases. Company has good and defensible title in fee simple to, or valid and enforceable leasehold estates in, all properties and assets, which are material to its continued operations, free and clear of all liens, encumbrances, charges or restrictions or are not materially significant or important in relation to its operations and business. All of such leases and subleases under which Company is the lessor or sublessor, lessee or sublessee of properties or assets or under which Company holds properties or assets as lessee or sublessee are in full force and effect. Company is not in default in respect of any of the terms or provisions of any of such leases or subleases, and no claim has been asserted by anyone adverse to their respective rights as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning their respective rights to continued possession of the leased or subleased premises or assets under any such lease or sublease; and Company either owns or leases all such properties as are necessary to its operations as now conducted. Attached hereto and marked Exhibit 2.11 are copies of all leasehold obligations for which Company is bound.

      In addition to the matters set forth above, the Company and Muzio warrant and represent that all assets previously titled, owned or controlled by TRIMFAST Holdings Inc. have been validly transferred to TRIMFAST Inc. and there are no claims of any kind or nature, which could arise from the transfer of any assets from TRIMFAST Holdings, Inc. to TRIMFAST Inc.

            2.12 Licenses. The Company has obtained all required licenses, permits or other governmental authorization for the conduct of its business as now being conducted.

            2.13 Bank Accounts. Attached hereto as schedule 2.13 is a listing of all bank accounts and account numbers which are currently held by Company.

            2.14 Contracts and Commitments. Except as set forth in Exhibit 2.14, there are no contracts nor commitments of Company requiring any future payment to an officer, director, employee, agent or shareholder of Company. Also attached and marked as Exhibit 2.14 is a list of all current Company employees and the salary of each.

            2.15 Representations True and Correct. This Agreement and the Schedules and Exhibits attached hereto do not contain any untrue statement of a material fact concerning Company or omits any material fact concerning Company which is necessary in order to make the statements therein not misleading. All of the representations and warranties contained herein (including all statements contained in any certificate or other instrument delivered by or on behalf of the Shareholders pursuant hereto or in connection with the transactions contemplated hereby) shall survive the Closing.

            2.16 Retirement Plans. Company has no pension plan, profit sharing or similar employee benefit plan.

            2.17 Intellectual Property Rights. Attached hereto as Exhibit 2.17 is a list of all trademarks and trade names which are owned by the Company together with copies of any official notice from any issuing governing organization.

      2.18 Matters related to Phillip Cook, Momentum Capital Funding Corp. and TRIMFAST Holdings The Company and Muzio agree and acknowledge that a predecessor entity, TRIMFAST Holdings, Inc. previously offered securities to the shareholders identified in this Agreement and that Momentum Funding was identified as a principal shareholder of TRIMFAST Holdings, Inc. The Company and Muzio, as president, secretary and treasurer warrant and represent that TRIMFAST Holdings, Inc. has not issued any shares of common stock to either Cook, Momentum Funding or any entity under common control and that neither Cook nor any affiliate of Cook has any right, title or claim to the assets or common stock of Trim Fast Inc.

            2.19 Indemnification. The Company and Muzio jointly and individually shall indemnify and hold Buyer, its officers and directors, harmless of and in respect of:

            (1) Any damage or loss resulting from any loss, any liability of any kind or nature which is not set forth in the financial statements, damage, misrepresentation, breach of warranty or non-fulfillment on the part of Company under this Agreement or from any misrepresentation or omission from any certificates or other instruments furnished to Company pursuant to this Agreement.

            (2) All actions, suits, proceedings, demands assessments, judgments, costs and expenses incident to any of the foregoing including reasonable attorney's fees and all costs incurred by Buyer to enforce this agreement against Company.

                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF Buyer

      Buyer represents and warrants to the Shareholder and Company that:

            3.01 Incorporation, Common Stock, Etc. Buyer is a corporation duly organized and existing in good standing under the laws of the State of Nevada. A copy of the Buyer's good standing certificate is attached hereto. The Buyer has full corporate power and authority to carry on its business as it is now being conducted and to own and operate its assets, businesses and properties. The Buyer has authorized capital stock consisting of 100,000,000 shares of Common Stock, par value $.001 per share, of which 8,177,499 were outstanding as of July 27, 1998 shares are issued and outstanding. (Does not include 800,000 shares of common stock issued subsequent to the date of the most recent shareholder list.

All of the outstanding shares of the Company are duly authorized, validly issued, fully paid and non-assessable. There are no dividends due, to be paid or are in arrears with respect to any of the capital stock of Company.

            3.02 Buyer Financial Statements. Attached hereto as Schedule 3.02 are the most recent financial statements for the Buyer dated _____________________. The Buyer Balance Sheet and Income Statement present fairly the financial position of Buyer as of the dates set forth in the financial statements. The Balance Sheet has been prepared in conformity with generally accepted accounting principles. There has been no material change in the financial condition of the Buyer since the date of the financial statements. All liabilities of the Buyer are set forth in the financial statements and there are no undisclosed liabilities of any kind or nature.

            3.03 Litigation. Except as set forth on Exhibit 3.03 there are no actions, suits, proceedings, or investigations pending or, to the best of its knowledge, threatened or contemplated against Buyer at law or in equity, before any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign. The Buyer is not subject to any outstanding judgments or operating under or subject to or in default with respect to any order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign.

            3.04 Compliance with Laws. The Buyer has complied in all material respects with all laws, regulations, orders, domestic and foreign, and neither the present uses by Buyer of its properties nor the conduct of its business violate any such laws, regulations, orders or requirements, and except as set forth in Schedule 3.04 (if applicable) the Buyer has not received any notice of any claim or assertion that it is not so in compliance.

            3.05 Indebtedness. Except as set forth in the Buyer Balance Sheet, Buyer has not executed any instruments, entered into any agreements or arrangements pursuant to which Buyer has borrowed any money, incurred or guaranteed any indebtedness or established any line of credit which represents a liability of Buyer as of the date thereof.

            3.06 No Material Adverse Change. Since the Buyer Balance Sheet Date, there has not been any material adverse change in the condition, financial or otherwise, of Buyer or in its business taken as a whole; nor has there been any material transaction entered into by Buyer. Buyer has not incurred any material obligations, contingent or otherwise except for legal and accounting fees and expenses in connection with the transactions contemplated by this Agreement. There has not been any damage, destruction or loss, whether or not covered by insurance adversely affecting Buyer's business, property or assets; nor has Buyer (a) created or incurred any indebtedness; (b) amended its Certificate of Incorporation or bylaws, [ILLEGIBLE] paid any obligation or liability other than obligations or liabilities reflected in its Balance Sheet dated as of the Buyer Balance Sheet Date or incurred any liabilities except for legal and accounting fees and disbursements incurred in the ordinary course of business or in connection with this Agreement and the transactions contemplated hereby.

            3.07 No Defaults. Neither the execution nor delivery of this Agreement nor the consummation of the contemplated transaction are events which, of themselves or with the giving of notice or passage of time or both, could constitute a violation of or conflict with or result in any breach of or default under the terms, conditions or provisions of any judgment, law or regulation or of Buyer's Certificate of Incorporation or Bylaws, or of any agreement or instrument to which Buyer is a party or by which it is bound; or could result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever on the property or assets of Buyer; and no consent of any third party except as expressly contemplated herein is required for the consummation of this Agreement by Buyer.

            3.08 Corporate Action of Buyer. The Board of Directors of the Buyer has duly authorized the execution and delivery of this Agreement. This Agreement constitutes a valid, legal and binding agreement of Buyer and is enforceable in accordance with its terms.

            3.09 Taxes. Except as set forth on Schedule 3.09, all federal, state, and local tax returns, reports and declarations of estimated tax or estimated tax deposit forms required to be filed by Buyer have been duly filed; Buyer has paid all taxes which have become due pursuant to such returns or pursuant to any assessment received by it, and has paid all installments of estimated taxes due;

and all taxes, levies and other assessments which Buyer is required by law to withhold or to collect have been duly withheld and collected and have been paid over to the proper governmental authorities. Buyer has no knowledge of any tax deficiency which has been or might be asserted against Buyer which would materially and adversely affect the business or operations of Buyer.

            3.10 Title to Property; Leases. Buyer has good and defensible title in fee simple to, or valid and enforceable leasehold estates in, all properties and assets, which are material to its continued operations, free and clear of all liens, encumbrances, charges or restrictions except as set forth in the attached Schedule 3.11. or are not materially significant or important in relation to its operations and business. All of such leases and subleases under which Buyer is the lessor or sublessor, lessee or sublessee of properties or assets or under which Buyer holds properties or assets as lessee or sublessee are in full force and effect. Buyer is not in default in respect of any of the terms or provisions of any of such leases or subleases, and no claim has been asserted by anyone adverse to their respective rights as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning their respective rights to continued possession of the leased or subleased premises or assets under any such lease or sublease; and Buyer either owns or leases all such properties as are necessary to its operations as now conducted.

      3.11 Representations True and Correct. This Agreement and the Schedules and Exhibits attached hereto do not contain any untrue statement of a material fact concerning Buyer or omits any material fact concerning Buyer which is necessary in order to make the statements therein not misleading. All of the representations and warranties contained herein (including all statements contained in any certificate or other instrument delivered by or on behalf of the Buyer) shall survive the closing.

            3.12 Indemnification. Buyer shall indemnify and hold Company, its officers and directors, harmless of and in respect of:

            (1) Any damage or loss resulting from any loss, liability, damage, misrepresentation, breach of warranty or non-fulfillment on the part of Buyer under this agreement or from any misrepresentation or omission from any certificates or other instrument furnished to Company pursuant to this agreement.

            (2) All actions, suits, proceedings, demands assessments, judgments, costs and expenses incident to any of the foregoing including reasonable attorney's fees and all costs incurred by Company to enforce this agreement against Buyer.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

      The Shareholders owns 100% of the issued and outstanding shares of stock of Company. The Shares are owned free and clear of any liens or encumbrances and that the Shareholder is free to transfer the Shares without the consent of any third party.

      Muzio warrants and represents that he has authority to execute this agreement on behalf of the other shareholders and to transfer the shares on behalf of the other named shareholders to the Buyer.

                                    ARTICLE V

                 CONDITIONS TO THE OBLIGATIONS of Buyer TO CLOSE

      The obligations of Buyer under this Agreement are, at the option of Buyer, subject to the fulfillment of the following conditions at, or prior to, the closing date:

            5.01 Representations, Warranties and Covenants. All representations and warranties of Company contained in this Agreement and in any statement, certificate, schedule or other document delivered by Company pursuant hereto or in connection herewith shall have been true and accurate in all respects as of the date when made and as of the Closing Date.

            5.02 Covenants, Etc. Company shall have substantially performed and complied with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by them prior to, or at, the Closing Date.

      5.03 Certificate. Company shall have delivered to Buyer a certificate of the President and Secretary of Company, dated the Closing Date, certifying to the fulfillment of the conditions set forth in 5.01 and 5.02.

      5.04 Proceedings. No action or proceedings shall have been instituted or threatened against the Company which could materially adversely affect the business of the Company. No action or proceedings shall have been instituted or threatened against any of the parties to this Agreement or their directors or officers before any court or governmental agency to restrain, prohibit or obtain substantial damages in respect of this Agreement or the consummation of the transactions contemplated hereby.


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

      5.05 Corporate Documents. Prior to Closing the Company shall furnish to Buyer copies of the Certificate of Incorporation of Company and each amendment thereto, if any, which shall be certified by a proper state official; one copy of the By-Laws and minutes of Company by its secretary or an assistant secretary as being currently in effect, and a certificate of good standing issued by the proper state officials of each state in which Company transacts business and is required to qualify.

      5.06 Document & Production. This Agreement is expressly conditioned on Company providing all identified schedules and exhibits at the time of closing.

                                   ARTICLE VI

                CONDITIONS TO THE OBLIGATIONS OF THE SHAREHOLDERS

      The obligations of the Shareholders is subject to the fulfillment of the following conditions at or prior to the Closing Date:

            6.01 Representations, Warranties and Covenants. All representations and warranties of Buyer contained in this Agreement and in any statement, certificate, schedule or other document delivered pursuant hereto, or in connection herewith, shall have been true and accurate in all respects as of the date when made and as of the Closing Date.

            6.02 Covenants, Etc. Buyer shall have substantially performed and complied with each and every covenant, agreement and condition required by this Agreement to be performed or complied with by it prior to, or at, the Closing Date.

            6.03 Proceedings. No action or proceedings shall have been instituted or threatened against Buyer which could materially and adversely affect the business of Buyer. No actions or proceedings shall have been instituted or threatened against any of the parties to this Agreement, or their directors or officers before any court or governmental agency to restrain, prohibit or obtain substantial damages in respect to this Agreement or the consummation of the transactions contemplated hereby.

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

            7.01 Abandonment of Agreement. This Agreement may be terminated and the transactions hereby contemplated abandoned at any time prior to the Closing Date, whether before or after the approval and adoption hereof by the shareholders of each Company by (a) the mutual consent of the Board of Directors of Company and Buyer or (b) the Board of Directors of the Company if any condition to its obligations provided in this Agreement has not been met at the time such condition is to be met and has not been waived by it, or [ILLEGIBLE] by the Board of Directors of Buyer, if any condition to its obligations provided in this Agreement has not been met at the time such condition is to be met and has not been waived by it.

            7.02 Liabilities. In the event this Agreement is terminated pursuant to Section 7.01, no party hereto shall have any liability to the other and each party shall bear their own costs incurred.

            7.03 Assignments. This Agreement may not be assigned except with the written consent of the nonassigning party. Notwithstanding the foregoing, the rights of the Shareholders to receive the Shares shall be freely assignable.

            7.04 Survival of Representations and Warranties. Company and Buyer agree all representations and warranties contained herein or made hereunder shall survive the Closing, except that any breach disclosed in writing to either party prior to Closing is waived by such party if it elects to close notwithstanding such breach.

            7.05 Notices. All notices, demands and other communications which may or are required to be given pursuant to this Agreement shall be given or made when personally delivered or when deposited in the United States Mail, first class, postage pre-paid, addressed as follows:

If to Company to:     Michael Muzio
                      TRIMFAST Inc.
                      777 South Harbour Island Blvd. Suite 260
                      Tampa, Florida 33602

or to such other address as Company may, from time to time, designate by Notice to Buyer

If to Buyer to:       Harry Kay
                      HLHK World Group, Inc.
                      3361 Westwind Drive
                      Las Vegas, Nevada 89102

With a copy to:

                      Jeffrey Klein
                      23123 State Road Seven #350B
                      Boca Raton, Florida 33428

or to such other addresses as Buyer may, from time to time, designate by notice to Company.


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

            7.06 Closing. The closing date for the contemplated transaction shall be on or before August 15, 1998

            7.07 Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes and cancels any and all prior agreements between the parties relating to its subject matter. The representations, warranties, covenants and conditions of the obligations of the parties hereto may not be orally amended, modified or altered, but may be amended, modified or altered in a writing signed by each of the parties, whether before or after the meeting of shareholders of Company contemplated herein.

            7.08 Captions. The captions of Articles and Sections of Articles hereof are for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

            7.09 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Nevada and jurisdiction for any dispute shall be in Nevada.

            7.10 Waivers. Any failure of either party hereto to comply with any of its obligations or agreements, or to fulfill conditions herein contained may be waived in writing by the other party. No waiver by any party of any condition or the breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

            7.11 Counterparts. This Agreement may be executed in several counterparts and all so executed shall constitute one agreement, binding upon all of the parties hereto, notwithstanding that not all of the parties are signatory to the original or the same counterpart. Fax copies shall be binding upon the parties provided that original copies are received within seven days of execution.

            7.12 Successors. The terms covenants and conditions of the Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

            7.13 Binding Agreement. This Agreement represents the entire agreement among the parties hereto with respect to the matters described herein and is binding upon and shall inure to the benefit of the parties hereto and their legal representatives. This Agreement may not be assigned and, except as stated herein, may not be altered or amended except in writing executed by the party to be charged.

            7.14 Tax Free Exchange. This Agreement is to be construed as a tax free exchange under Section 368(a)(1)(b) of the Internal Revenue Code and the parties agree to take such action as may be necessary to effect this intent.

This Agreement entered into the date first entered above.


HLHK World Group, Inc.                WITNESS:

/s/ Harry Kay Chairman                [ILLEGIBLE]
-------------------------             -------------------------
BY:


TRIMFAST INC.

/s/  Michael Muzio                    [ILLEGIBLE]
-------------------------             -------------------------
BY:

THE SHAREHOLDERS

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